    As filed with the Securities and Exchange Commission on October 24, 2001
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  AXS-ONE INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      13-2966911
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                               301 ROUTE 17 NORTH
                          RUTHERFORD, NEW JERSEY 07070
               (Address of principal executive offices) (Zip Code)

                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                                    PAUL ABEL
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                301 ROUTE 17 NORTH, RUTHERFORD, NEW JERSEY 07070
                     (Name and address of agent for service)
                                 (201) 935-3400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------
Title of             Amount to be    Proposed maximum  Proposed maximum      Amount of
securities to be     registered(1)    offering price  aggregate offering   registration
registered                              per share           price               fee
-------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share               996,392 shares      $0.35 (2)        $348,737 (2)         $ 87.18
-------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share               503,608 shares      $0.30 (3)        $151,082 (3)         $ 37.77
-------------------------------------------------------------------------------------------
TOTAL             1,500,000 shares                                            $124.95
-------------------------------------------------------------------------------------------

----------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the AXS-One Inc. 1998 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of AXS-One Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of AXS-One Inc. on October 22, 2001, as reported on the American Stock Exchange.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $0.30 per share with respect to options granted to purchase 503,608 shares of Common Stock.

                                EXPLANATORY NOTE

AXS-One Inc., formerly known as Computron Software, Inc. (the "Registrant"), files this Registration Statement on Form S-8 relating to the sale of up to 1,500,000 shares of the Common Stock of the Registrant pursuant to the exercise of stock options and stock appreciation rights granted under the Registrant's 1998 Stock Option Plan (the "Plan"), which was amended on June 13, 2001 to increase the number of shares issuable under the Plan. The Plan, and the initial shares of Common Stock issuable thereunder, were originally registered with the Securities and Exchange Commission ("SEC") on the Registrant's Registration Statement on Form S-8 (Registration No. 333-61125), the contents of which are hereby incorporated by reference in their entirety.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS

Exhibit Number    Exhibit
--------------    -------

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration on Form 8-A filed with the SEC on November 10, 1997 which is incorporated herein by reference.

    5             Opinion and consent of Paul Abel, Esq.

   23.1           Consent of KPMG LLP - Independent Accountants.

   23.2           Consent of Paul Abel, Esq. is contained in Exhibit 5.

   24 Power of Attorney. Reference is made to page 3 of this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, State of New Jersey, on this 23rd day of October, 2001.

                                                AXS-ONE INC.

                                    By: /s/ WILLIAM G. LEVERING III
                                        --------------------------------
                                         William G. Levering III
                                         Vice President,
                                         Chief Financial Officer and Treasurer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of AXS-One Inc., a Delaware corporation, do hereby constitute and appoint William G. Levering III, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                                           Date
---------                     -----                                           ----

/s/ JOHN A. RADE              President, Chief Executive Officer              October 23, 2001
------------------------      (Principal Executive Officer) and Director
John A. Rade



/s/ WILLIAM G. LEVERING III   Vice President, Chief Financial                 October 23, 2001
------------------------      Officer and Treasurer
William G. Levering III       (Principal Financial and Accounting Officer)


Signature                           Title                         Date
---------                           -----                         ----


     /s/ EDWIN T. BRONDO            Director                      October 23, 2001
      ------------------------
      Edwin T. Brondo



      /s/ DANIEL H. BURCH           Director                      October 23, 2001
      ------------------------
      Daniel H. Burch



      /s/ ROBERT MIGLIORINO         Director                      October 23, 2001
      ------------------------
      Robert Migliorino



      /s/ ELIAS TYPALDOS            Director                      October 23, 2001
      ------------------------
      Elias Typaldos



      /s/ GENNARO VENDOME           Director                      October 23, 2001
      ------------------------
      Gennaro Vendome



      /s/ WILLIAM E. VOGEL          Director                     October 23, 2001
      ------------------------
      William E. Vogel



      /s/ ALLAN WEINGARTEN          Director                     October 23, 2001
      ------------------------
      Allan Weingarten

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                  AXS-ONE INC.

                                  EXHIBIT INDEX



Exhibit Number    Exhibit
--------------    -------

    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration on Form 8-A filed with the SEC on November 10, 1997 which is incorporated herein by reference.

    5             Opinion and consent of Paul Abel, Esq.

   23.1           Consent of KPMG LLP - Independent Accountants.

   23.2           Consent of Paul Abel, Esq. is contained in Exhibit 5.

   24 Power of Attorney. Reference is made to page 3 of this Registration Statement.